Exhibit 15



August 12, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Ford Motor Company Registration Statements Nos. 2-95018, 2-95020, 33-14951, 33-19036, 33-36043, 33-36061, 33-39402, 33-50194, 33-50238, 33-54275,
     33-54283,  33-54348,  33-54735,  33-54737,  33-58255,  33-61107,  33-64605,
     33-64607, 333-02735, 333-20725, 333-27993, 333-28181, 333-31466, 333-37396,
     333-37536,   333-37542,   333-38580,   333-38586,   333-40258,   333-40260,
     333-46295,   333-47443,   333-47445,   333-47733,   333-52399,   333-56660,
     333-57596,   333-57598,   333-58695,   333-58697,   333-58701,   333-61882,
     333-61886,   333-65703,   333-70447,   333-71380,   333-72476,   333-72478,
     333-74313,  333-85138,  333-86127,  333-87619 and 333-87990 on Form S-8 and
     333-67209 and 333-75214 on Form S-3.



Commissioners:

We are aware that our report dated July 16, 2002 on our review of interim financial information of Ford Motor Company and Subsidiaries (the "Company") as of and for the period ended June 30, 2002 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in the afore referenced Registration Statements.


Very truly yours,

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Detroit, Michigan